SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                    General Motors Acceptance Corporation
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

       New York                                38-0572512
-----------------------                    ------------------
(State of incorporation                    (I.R.S. Employer
or organization)                           Identification No.)

767 Fifth Avenue, New York, New York              10153
3044 West Grand Boulevard, Detroit, Michigan      48202
--------------------------------------------    ----------
(Address of principal executive offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each Exchange on which
to be so registered               each class is to be registered
--------------------              ------------------------------
6 3/8% Notes due                  New York Stock Exchange, Inc.
December 1, 2001



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's 6 3/8% Notes due December 1, 2001 to be registered hereby is contained in the "Description of Securities" set forth in the Prospectus dated August 13, 1997 and Prospectus Supplement dated December 8, 1997, filed as part of the Registrant's Registration Statement Number 333-33183 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            General Motors Acceptance Corporation
                            -------------------------------------
                                        (Registrant)


Date:  December 16, 1997    By:  s/P.D. Bull
                            -------------------------------------
                            P.D. Bull, Vice President,
                            International Borrowings
                            and Global Banking